Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Exactech, Inc. of our reports dated March 13, 2009, relating to our audits of the consolidated financial statements and the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Exactech, Inc. for the year ended December 31, 2008.

/s/ MCGLADREY & PULLEN, LLP

Charlotte, North Carolina

June 30, 2009